Exhibit 99.1

News release

QLT ANNOUNCES RESULTS OF ANNUAL GENERAL MEETING OF

SHAREHOLDERS

Provides Update on Strategic and Business Review

For Immediate Release	December 16, 2014

VANCOUVER, British Columbia (GLOBE NEWSWIRE) — QLT Inc. (Nasdaq:QLTI) (TSX:QLT) (“QLT” or the “Company”) is pleased to announce that, on a vote by ballot, the six incumbent directors of the Company were re-elected at the Company’s annual general meeting held on December 15, 2014 (the “Meeting”).

Detailed results of the vote for the election of directors are as follows:

Nominee	Votes For	%	Votes Withheld	%
Jason M. Aryeh	19,863,451	98.74	254,321	1.26
Dr. Geoffrey F. Cox, Ph.D	19,986,585	99.35	131,187	0.65
Dr. John W. Kozarich, Ph.D	19,993,991	99.38	123,781	0.62
Jeffrey A. Meckler	19,854,035	98.69	263,737	1.31
Dr. Stephen L. Sabba, M.D.	19,998,081	99.41	119,691	0.59
John C. Thomas, Jr.	19,864,082	98.74	253,690	1.26

Shareholders at the Meeting also approved the Company’s Amended and Restated Advance Notice Policy.

Final voting results on all matters voted on at the Meeting will be filed on SEDAR at www.sedar.com and EDGAR at www.edgar.com.

Strategic and Business Review Update

The Company also announces that, following the termination of the Agreement and Plan of Merger with Auxilium Pharmaceuticals, Inc. in October 2014, the Company continues its review of strategic and business options. The Company has engaged Greenhill & Co. to act as advisor to the Company in connection with developing, and advising the Company with respect to, various strategic and business alternatives for the Company. Strategic and business alternatives that the Company may consider include, but are not limited to, asset divestiture, partnering or other collaboration agreements, merger, reverse merger, reorganization or similar transactions, potential acquisitions, or recapitalizations, in addition to continuing to operate the Company in the ordinary course of business and developing its synthetic retinoid program.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Certain statements in this press release may constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements which contain language such as: “assuming,” “prospects,” “goal,” “future” “projects,” “potential,” “could,” “may,” “believes,” “expects”, “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following risks, uncertainties and other factors: the effect that QLT’s announcements and actions will have on the market price of our securities; the risk that QLT does not pursue any strategic transaction or business alternative, or that any such transaction or business alterative that is pursued is unsuccessful; QLT’s development plans, timing and results of the clinical development of our synthetic retinoid program; the risk that our assumptions related to continued enrollment trends, efforts and success, and the associated costs of our synthetic retinoid program will prove incorrect; the risk that outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results disclosed and/or previous trials; the possibility that interpretations of data produced by one or more of our clinical trials will vary; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our synthetic retinoid program; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results, which are uncertain and likely to fluctuate; currency fluctuations; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.